Exhibit 99.1
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                       PITNEY BOWES TO ACQUIRE FIRSTLOGIC

STAMFORD, Conn. September 1, 2005- Pitney Bowes Inc. (NYSE:PBI) today announced that it has signed a definitive agreement to acquire all of the remaining outstanding shares of Firstlogic for approximately $50.3 million, excluding cash and debt on the balance sheet. Pitney Bowes currently has 10 percent equity ownership of this privately held company. Firstlogic develops and markets software and services that improve operations in data quality, mailing efficiency, and postal automation. Upon completion of this transaction, Firstlogic will become a wholly-owned subsidiary of Pitney Bowes within Document Messaging Technologies. Subject to regulatory approval and completion of other customary conditions, the transaction is expected to close in the third calendar quarter of 2005.

         This acquisition supports the company's long-term ability to deliver added value for customers and growth for shareholders, according to Michael J. Critelli, Chairman and CEO of Pitney Bowes. "We entered the growing $4 billion customer communication management market with the acquisition of Group 1 software last year. The acquisition of Firstlogic extends our platform by giving our customers a more comprehensive portfolio of software, services and solutions. Firstlogic's extensive relationships with top tier system integrators and enterprise software vendors enhance our distribution network and accelerate our global expansion. Like Group 1 before it, this acquisition supports key areas of our growth strategy -- mailstream expansion, global penetration and cross-selling."
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         Firstlogic, founded in 1984, is the preferred data quality alliance or original equipment manufacturer (OEM) partner for several business intelligence and data integration vendors. It has established itself as a market leader in data quality with its release of IQ8 and the IQ Assurance services. Firstlogic generated over $55 million in revenue in 2004 by providing commercial customers, government agencies and Posts with data quality, commercial mail and postal automation software and services. Firstlogic is headquartered in La Crosse, Wisconsin and employs approximately 400 employees.

         According to Eric Lieberman, President of Firstlogic, "This does not change our mission -- it makes it better. This merger is the opportunity to accelerate our business model of delivering a compelling and industry-defining mail and data quality platform spanning both enterprise and geographic boundaries. Our customers will benefit by being able to choose from a broad portfolio of products that complement our core technologies."

         Pitney Bowes is the world's leading provider of integrated mail and document management systems, services and solutions. The $5.3 billion company helps organizations of all sizes efficiently and effectively manage their mission-critical mail and document flow in physical, digital and hybrid formats. Its solutions range from addressing software and metering systems to print stream management, electronic bill presentment and presort mail services. The company's 85 years of technological leadership have produced many major innovations in the mailing industry, and it is consistently on the Intellectual Property Owner's list of top U.S. patent holders. With approximately 35,000 employees worldwide, Pitney Bowes serves more than 2 million businesses through direct and dealer operations. Visit www.pb.com for more information on the company. More information regarding Firstlogic can be found at www.Firstlogic.com.
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         The statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about growth strategies, market expansion, etc. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2004 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.